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                                                                  Exhibit 10.14

                        COMMERCIAL SPACE LEASE AGREEMENT

      THIS AGREEMENT (the "Lease"), made and entered into as of the 6th day of August, 1999, by and between J & N Realty Company, Inc., a Tennessee corporation (hereinafter called "Lessor"), and Elastic Networks, Inc. a Georgia corporation (hereinafter called "Lessee").

      1. Term and Premises.

      (a) Subject to the terms and conditions set forth herein, Lessor hereby leases and lets to Lessee, and Lessee leases and accepts from Lessor, for an original term of Thirty Six (36) Months commencing on September 01, 1999, and expiring on August 31, 2000 (the "Original Term") which shall initially consist of approximately Seventy-Five Hundred (7,500)/rsf (and shall thereafter on January 1, 2000 automatically increase in size to a total of Ten Thousand (l0,OOO)/rsf for the remaining Term) in the office building situated at 1121 Alderman Drive Alpharetta, Georgia 30005 (such building hereinafter referred to as the "Building," and such space being assigned Suite No. 100 and hereinafter referred to as the "Premises"). The entire Premises is marked in blue on the plat attached hereto and made a part hereof as Exhibit "A, " with the initial 7,500/rsf being called the "Initial Premises" and the additional 2,500/rsf (outlined in yellow) being called the "Expansion Space."

      (b) Lessee accepts the Premises in its current "AS-IS" condition without requiring any improvements or alterations by Lessor. Lessee represents that it has been afforded the opportunity and has the expertise, or the resources necessary to engage others with the expertise, to fully inspect and examine the condition of the Building and the Premises, and Lessee has concluded that the existing condition of the Premises and the Building is acceptable to Lessee and suitable for Lessee's intended uses and purposes, except for any latent defects contained in the Premises that would materially interfere with the use of the Premises as general office space.

      (c) As used throughout this Lease, the phrase "Term" shall mean the Original Term, and any renewal term which is exercised by the Lessee pursuant to the provisions hereof, and any other extensions or renewals of this Lease. As used throughout this Lease, any reference to "termination" of the Lease shall include termination by expiration of the Term, as well as any other termination of the Lease. No termination of this Lease shall be deemed to release any party hereunder from any obligations or liabilities owed to the other party hereunder which accrued prior to the date of termination.

      (d) As used throughout this Lease, the phrase "Unencumbered Space" means that certain office space on the first floor of the Building which is not currently subject to any lease and not part of the Expansion Space (and which for identification purposes is more particularly marked on Exhibit "A" hereto in pink).

      2. Base Rent Amount.

      (a) Tenant covenants and agrees, beginning on the Commencement Date established in accordance with Section 1.1, to pay Landlord initial base rent (hereinafter referred to as "Base Rent Amount") in accordance with the following schedule:

                    Annual       Monthly
     Months         Rate/SF      Rent
     ------         ------       ----------
     1-4            $18.00       $11,250.00
     5-12           $18.00       $15,000.00
     13-24          $18.36       $15,300.00
     25-36          $18.73       $15,608.33


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The Base Rent Amount shall be due and payable in advance on the first (1st) day of each and every calendar month during the term of this Lease, all without deduction or setoff whatsoever.

      (b) Simultaneously with the execution of this Lease by Lessee, Lessee shall deposit with Lessor the sum of Thirteen Thousand Five Hundred Dollars ($13,500), as a security deposit (the "Security Deposit"). The Security Deposit shall be security for the payment and performance by Lessee of all of Lessee's obligations and agreements under this Lease. Lessor shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure any Default under this Lease by Lessee, in which event, Lessee shall promptly deposit with Lessor the amount necessary to restore the Security Deposit to its original amount. The Security Deposit shall not be deemed liquidated damages, and application of the Security Deposit to reduce Lessor's damages shall not preclude Lessor from recovering from Lessee all additional damages incurred by Lessor. To the extent the Security Deposit is not applied by Lessor as aforesaid (or subject to application by Lessor as aforesaid) within ninety days after the Lease, the balance of the Security Deposit shall be returned to Lessee, without interest.

      3. Payment Provision.

      (a) All installments of Rent, and all other amounts of money payable by Tenant to Landlord under this lease, if not received by Landlord within five (5) days of the date due, shall: (a) be subject to a late fee equal to the greater of (1) five percent (5%) of the amount past due, or (2) $50.00, which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as a result of such payment and not payment for the use of money or a penalty; and (b) the amount past due (excluding late fees), shall bear simple interest from the date due until paid at twelve percent (12%) per annum (the "Interest Rate"); and Tenant agrees to pay said late fee and interest immediately and without demand. However, if at the time such interest is sought to be imposed, the Interest Rate exceeds the maximum rate permitted under federal law or under the laws of the State of Georgia, the Interest Rate shall be the maximum rate of interest then permitted by applicable law. Should Tenant make a partial payment of past due amounts, the amounts of such partial payment shall be applied first to late fees, second to accrued but unpaid interest at the Interest Rate, and third to past due amounts in the order of their due dates. The provision for such late charges shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

      4. Services Provided BY Lessor.

      (a) Lessor shall provide the following utilities and services to or for the Premises:

            (i) Hot and cold water and lavatory supplies at those points of supply provided for the general use of all tenants in the Building;

            (ii) Hot and cold water at those points of supply within the Premises which exist on the date of this Lease;

            (iii) Heat and air-conditioning in season, Monday through Friday from 8:00 A.M. to 6:00 P.M., and on Saturday from 8:00 A.M. to 1:00 P.M., except for New Years Day, Memorial Day (on the date federally observed), July Fourth, Labor Day, Thanksgiving Day, and Christmas Day. Lessor shall provide heat and air conditioning to the Premises at additional times if so requested by Lessee at least seventy-two (72) hours in advance. Lessor shall be entitled to charge Lessee for said after-hours services the same rate it charges other tenants, which is $50.00 per hour on the date of execution of this Lease. Lessor reserves the right, in its sole discretion, to increase the hourly charge for said after-hours service, but in no event shall the rate per hour charged Lessee be more than the rate per hour charged other tenants;


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            (iv) Maintenance of the Common Areas (as defined herein) in good condition and repair;

            (v) Electricity for any fixtures of Lessor located in the Premises or Common Areas on the date hereof (and any replacements thereof) and for equipment and machinery of Lessee which comply with the provisions of this Lease.

            (vi) Replacement of lights for building standard lights.

            (vii) Trash removal from the loading dock area of the Building.

            (viii) Window washing and janitor services in a manner such services are customarily furnished to comparable office buildings.

Lessee shall be responsible for obtaining all other utilities and services required by Lessee, and shall pay directly all costs and charges therefor.

      (b) Unless caused by Lessor's willful misconduct or gross negligence that materially interferes with the use of the Premises as general office space, Lessor's inability to furnish, to any extent, the foregoing services, or any cessation thereof, resulting from any causes, shall not render Lessor liable for damages to either person or property, nor be construed as an eviction of Lessee nor work an abatement of any portion of the rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Lessor shall use reasonable diligence to restore said services promptly.

      (c) LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR IS NOT AND SHALL NOT BE REQUIRED TO FURNISH ANY SECURITY SERVICES OR SECURITY PERSONNEL ON OR WITH RESPECT TO THE COMMON AREAS, THE BUILDING, OR THE LAND UPON WHICH IT IS LOCATED.

      5. Common Areas.

      (a) As used herein, "Common Areas" shall mean the lobbies, atriums, hallways, seating areas, bathrooms, entrances, elevators, passageways, corridors, elevator foyers, vending areas and other similar areas or facilities that are provided for the common use or benefit of all tenants generally and/or the general public (but shall not include any such areas for the exclusive use of a particular tenant), the outside walls of the Building, the roof of the Building, the stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, common pipes, ducts, conduits, wires, and appurtenant equipment serving the Building, all parking areas, enclosed or otherwise, and all streets, sidewalks and landscaped areas abutting the Building. The Common Areas include the Reserved Common Area (as described below).

      (b) The Common Areas shall at all times be subject to the control and management of Lessor or such other parties as Lessor may designate. Lessee shall have no right or interest in the Common Areas. Lessor reserves the following rights, exercisable with three (3) days prior notice to Lessee, without liability for damage or injury to business and without effecting an eviction, constructive or actual, or disturbances of Lessee's use or possession of the Premises or giving rise to any claim for set-off, abatement of rent or otherwise (provided that Lessor's exercise of such rights do not materially interfere with the Lessee's use of the Premises as general office space):

            (i) the right to redesignate, modify, alter, expand, reduce and change the Common Areas;


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            (ii) the right to construct buildings on the Common Areas for lease to tenants or for such other uses as Lessor desires;

            (iii) the right to temporarily close doors and entry ways in the Common Areas and to temporarily interrupt or temporarily suspend Building services and facilities, all without affecting Lessee's obligations hereunder, so long as the Premises remain tenantable;

            (iv) the right to change the Building's name or street address; and

            (v) the right to grant to anyone the exclusive right to conduct any business or render any service in the Building.

      (c) As used throughout this Lease, the phrase "Reserved Common Area" means that particular Common Area adjoining the Unencumbered Space (and which for identification purposes is more particularly marked on Exhibit "A" hereto in green). Notwithstanding section 5(b) hereof, or anything to the contrary contained herein, the parties expressly agree that if Lessor leases all or part of the Unencumbered Space to one or more third parties, Lessor shall be entitled, in its sole discretion, to convert all or part of the Reserved Common Area into private lease space, and lease it to any such third parties for their sole use and benefit.

      6. Deliveries of Lessee's Property: Maintenance; Surrender of Premises.

      (a) Lessee shall obtain Lessor's approval prior to moving its property into the Building. All moving of furniture, equipment and other material within the Common Areas shall, at Lessor's option, be subject to the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving same.

      (b) Lessee shall keep the Premises and the fixtures and equipment therein in a clean, safe and sanitary condition, and shall not commit or allow any waste to occur on the Premises. In the event Lessee acquires knowledge of any damage to the Premises, the Common Areas, or the Building, Lessee shall give Lessor prompt written notice thereof. Subject to the provisions of section 11, Lessor shall repair or replace such damage within a reasonable time after receipt of such notice. Any and all damage to the Premises, the Common Areas, or the Building caused by any act or any negligence of Lessee, its agents, servants, employees, contractors, guests, invitees, or licensees (including persons making deliveries to the Building for Lessee), which is not covered by (or falls within the deductible of) Lessor's Hazard Insurance Policy (as defined herein) shall be repaired or replaced by Lessor at Lessee's reasonable expense. Payment of the reasonable cost of such repairs or replacements by Lessee shall be due within five (5) days after Lessee receives a bill for such repairs or replacements from Lessor. This provision shall not be in limitation of any other rights or remedies, which Lessor may have under such circumstances.

      (c) Upon any termination of this Lease, Lessee shall surrender the Premises back to Lessor broom-clean and in the same order and condition as received on the commencement date of this Lease, except for (i) ordinary wear and tear, or (ii) damage by fire or other casualty or event to the extent such damage is covered by (and is not within the deductible of) Lessor's Hazard Insurance Policy, or (iii) damage that was not caused by any act and not caused by any negligence of Lessee, its agents, servants, employees, contractors, guests, invitees, or licensees. Upon any termination of this Lease, Lessor shall have the right immediately to re-enter and resume possession of the Premises.

      7. Use of Premises by the Lessee. Continuously throughout the Term of the
Lease:


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      (a) Permitted Use. Lessee shall use and occupy the Premises solely for general office purposes. The Premises shall not be used for any other purpose without the prior written consent of Lessor, which consent may be withheld in Lessor's reasonable discretion.

      (b) No Extra Hazardous Activities. Lessee will not occupy or use, or permit any portion of the Premises to be occupied or used, in any manner or for any purpose which is extra hazardous or which will in any way increase the rate of fire or casualty insurance on the Building and/or it contents.

      (c) No Hazardous Materials. Lessee shall not cause or permit any Hazardous Material (as defined herein) to be brought upon, kept or used in or about the Premises by Lessee, its agents, servants, employees, contractors, guests, invitees, or licensees, except for ordinary office products and materials to the extent used, stored, removed, and disposed of by Lessee in accordance with all Applicable Laws relating to Hazardous Material. If Lessee breaches the obligations stated in the preceding sentence, then Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the Term as a result of such Hazardous Material. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101), and any amendments thereto, or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302), and any amendments thereto, and any substances, materials or wastes that are or become regulated under any other local, state or federal law, rule or regulation relation to the environment or pollution.

      (d) Compliance with Laws. Lessee shall comply with all present and future federal, state, and local laws, statutes, ordinances, orders, rules and regulations relating to Lessee's use, operation, occupancy, or maintenance of the Premises (all of the foregoing being collectively called herein "Applicable Laws").

      (e) Permitted Equipment and Machinery. Lessee shall not install or operate equipment or machinery in the Premises except for equipment or machinery which:
(i) is of a type normally used in an office setting; (ii) will not necessitate any structural changes to the Building; and (iii) does not require electricity consumption that is unreasonably high (in Lessor's reasonable judgment) or that exceeds the safe (or building code) load capacity of the electrical wiring, fixtures or systems now or hereafter located in the Building.

      (f) Lessor Rules and Regulations. Lessee and its agents, servants, and employees shall abide by and observe all rules and regulations as may be promulgated from time to time by Lessor for the operation and maintenance of the Building, provided that such rules and regulations apply with substantial uniformity to all tenants.

      (g) Taxes on Lessee's Property. Lessee shall pay as and when due all taxes assessed against or levied upon any trade fixtures, furnishings, equipment and any other personal property of Lessee located at the Premises (herein, "Personal Property Taxes"). When possible, the Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay all such Personal property Taxes to the appropriate taxing authorities as and when due. At Lessor's option, Lessor may require Lessee to pay such Personal Property Taxes directly to Lessor as Additional Rent, in order to reimburse Lessor for the payment of such taxes or to enable Lessor to pay such taxes to the appropriate taxing authorities prior to the due date thereof.

      8. Entry for Repairs and Inspection. Lessee shall permit Lessor and its agents, servants, employees and contractors the right to enter into and upon any and all parts of the


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Premises at all reasonable hours (or at any time upon twenty-four hours prior notice) to inspect same or clean or make repairs or alterations or additions as Lessor may deem necessary or desirable. Lessee shall not be entitled to any abatement or reduction of rent by reason thereof except to the extent such activities preclude Lessee from operating its business at the Premises, as ordinarily conducted, for a period of five (5) business days per lease year during the Term.

      9. Condemnation.

      (a) If the whole or a substantial part of the Premises or the Building is condemned or acquired in lieu of condemnation for any public or quasi-public use or purpose, by right of eminent domain or otherwise, then the Term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Lessee shall have no claim against Lessor or the condemning authority for any portion of the amount of the condemnation award or settlement that Lessee claims as its damages arising from such condemnation or acquisition, or for the value of any unexpired Term of the Lease. For purposes of this section 9, a "substantial part of the Premises" shall be considered to have been taken if twenty-five percent (25%) or more of the Premises is condemned or acquired in lieu of condemnation, or if less than twenty-five percent (25%) of the Premises is taken and the portion of the Premises taken renders the entire Premises untenantable, in Lessor's sole judgment, for general office use. For purposes of this section 9, a "substantial part of the Building" shall be considered to have been taken if twenty-five percent (25%) or more of the Building is condemned or acquired in lieu of condemnation, or if less than twenty-five percent (25%) of the Building is taken and the portion of the Building taken renders the Building untenantable, in Lessor's sole judgment, for general office use.

      (b) If less than a substantial part of the Premises is condemned or acquired in lieu of condemnation for any public or quasi-public use or purpose, by right of eminent domain or otherwise, all rent required to be paid by Lessee hereunder shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect.

      10. Holding Over.

      (a) In the event Lessee does not immediately surrender the Premises on the date of expiration of the Term of this Lease, Lessee shall become a tenant by the month and hereby agrees to pay to Lessor (i) a Base Rent Amount equal to one and one-half (i.e. 150%) times the amount of the Base Rent Amount in effect during the last month of the Term of this Lease, plus (ii) all Additional Rent due under the Lease. Lessee as a month-to-month tenant shall continue to be subject to all of the conditions and covenants of this Lease. Lessee shall give to Lessor at least thirty (30) days advance written notice of any intention to quit the Premises. Lessee shall be entitled to thirty (30) days advance written notice to quit the Premises, except in the event of nonpayment of the modified Base Rent Amount in advance, in which event Lessee shall not be entitled to any notice to quit, the usual thirty (30) days advance written notice to quit being hereby expressly waived.

      (b) In the event that (i) Lessee has become a month-to-month tenant pursuant to Section 10(a) above by remaining in the Premises after the expiration of the Term, and (ii) Lessee has remained in the Premises as a month-to-month tenant for at least three lease months after the Term, and (iii) Lessor has given Lessee thirty (30) days advance written notice to quit the Premises on a quit date which is on or after such three month period, and (iv) Lessee does not thereafter surrender the Premises on such quit date, than so long as Lessor has not accepted the modified Base Rent amount from Lessee for the month following such three month period, Lessor's acceptance of modified Base Rent Amount from Lessee as a month-to-month tenant, hereunder, Lessor, at its option, may reenter and take possession of the Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.


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      11. Damage or Destruction to Premises by Fire, Casualty, or Other Event.

      (a) If at any time prior to or during the Term hereof, the Premises is damaged by fire, casualty or other event insured against by Lessor's Hazard Insurance Policy (as defined herein), and the Premises can be fully repaired with the proceeds of such insurance, in Lessor's reasonable judgment, within 180 days after the date of the fire, casualty or other event, Lessor, shall repair such damage. In connection with such repair:

            (i) Lessor shall have no obligation to repair any damage to, or to replace, Lessee's tenant improvements or any other property of Lessee located in the Premises;

            (ii) Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to Lessee's business resulting in any way from such damage or repair thereof;

            (iii) except as otherwise provided herein, if the entire Premises is rendered untenantable by reason of the insured fire, casualty or other event, then the Base Rent Amount shall abate for the period from the date of such damage to the date when Lessor has completed repairs to the Premises as specified above, and if only a portion of the Premises is so rendered untenantable, then the Base Rent Amount shall abate for such period in the percentage which the area of the portion of the Premises so rendered untenantable bears to the total area of the Premises; provided, however, that no abatement of Base Rent Amount shall occur if such fire, casualty or other event arose by reason of any negligent act or omission of Lessee, its agents, servants, employees, contractors, guests, invitees, or licensees;

            (iv) if the Base Rent Amount is abated pursuant to the foregoing section (iii), and thereafter (prior to the date when such repairs have been completed) any portion of the Premises so damaged shall be rendered tenantable and shall be used or occupied by Lessee or any person claiming through or under Lessee, then the amount by which the Base Rent Amount shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when such repairs are completed.

      (b) Notwithstanding the foregoing, if at any time prior to or during the Term hereof, (i) the Premises is so damaged by any fire, casualty or other event that, in Lessors sole judgment, the Premises cannot be fully repaired within 180 days from the date such fire, casualty or other event occurred (regardless of whether such fire, casualty, or other event is insured against by Lessor's Hazard Insurance Policy), or (ii) the Premises is so damaged by a fire, casualty or other event not insured against by Lessor's Hazard Insurance Policy that, in Lessor's reasonable judgment, repair of such damage would cost more than $50,000.00, or (iii) any Mortgagee (as defined herein) of Lessor requires that the insurance proceeds from any fire, casualty or other event be used to reduce any debt owed to such Mortgagee rather than repairing or reconstructing the Premises or Building, then, in any of such events, Lessor, at its option, may give to Lessee, within thirty (30) days after such fire, casualty, or other event, a thirty (30) days notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the Term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days was the date definitely fixed for expiration of the Term of this Lease, and the then-applicable Base Rent Amount shall be apportioned as of such date. Such termination shall not, however, impair any rights of Lessor against Lessee under the terms of this Lease with respect to such damage. If Lessor does not terminate the Lease as aforesaid, then Lessor shall proceed within forty-five
(45) days to initiate the repairs or reconstruction of the Premises or the Building, as the case may be, and in such event the provisions of sections 1 1(a)(i) through (iv) above shall also apply.


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      12. Default; Specific Remedies.

      (a) Default. If any of the following events occur, then Lessee shall be in default of this Lease (each such event, a "Default"):

            (i) Lessee vacates or abandons the Premises without paying the Base Rent Amounts (and any Additional Rent) as and when due;

            (ii) Lessee fails to pay when due any rent, including any Base Rent Amount or Additional Rent, or any other sums, charges, expenses or costs of any kind owed by Lessee to Lessor hereunder, and such failure to pay continues for a period of ten (10) days after written notice of such failure has been given by Lessor to Lessee or delivered by Lessor to the Premises;

            (iii) Lessee violates or fails to perform any of the other conditions, covenants or agreements of this Lease made by Lessee, and any violation or failure to perform any of those conditions, covenants or agreements continues for a period of thirty (30) days after written notice thereof has been delivered by Lessor to Lessee, or, in cases where the violation or failure to perform cannot be corrected within thirty (30) days, Lessee does not begin to correct the violation or failure to perform within thirty (30) days after receiving Lessor's written notice and/or Lessee thereafter does not diligently pursue the correction of the violation or failure to perform; or

            (iv) Lessee or any guarantor of this Lease becomes bankrupt or insolvent, or files or has filed against it pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a substantial portion of Lessee's or any such guarantor's property, or if Lessee or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors.

      (b) Repeated Noncompliance. Notwithstanding the foregoing, or anything to the contrary herein, if Lessee more than twice during any twelve (12) month period during the Term of this Lease, fails to satisfy or comply with the same or substantially the same requirements or provisions under this Lease, including the non-payment when due of rent of any kind or nature, then notwithstanding any provisions of section 12(a), at Lessor's election, Lessee shall not have any right to cure such repeated failure to satisfy or comply, and Lessee shall be in Default of this Lease. In the event of Lessor's election not to allow a cure of a repeated failure to satisfy or comply, Lessor shall have all of the rights for a Default provided for in this Lease.

      (c) Specific Remedies of Lessor. Upon the occurrence of any Default, Lessor shall have the option to do and perform any one or more of the following:

            (i) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. If Lessee shall fail to do so, Lessor may (after compliance with all dispossessory procedures required by applicable law), and without being liable for any claim for trespass or damages therefor, expel or remove Lessee, re-key the Premises, remove Lessee's effects therefrom and store the same at Lessee's reasonable expense, without being liable for any damage thereto. Upon any such termination, Lessee shall remain liable to Lessor for damages, due and payable monthly on the day the Base Rent Amount would have been payable hereunder, in an amount equal to the Base Rent Amount, any Additional Rent, and any other amounts which would have been owing by Lessee for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Lessor, plus the aggregate amount of all of Lessor's costs and expenses (including, without limitation, advertising expenses and


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      professional fees) incurred in connection with or in any way related to the termination of this Lease, the eviction of Lessee, or such reletting;

            (ii) Enter the Premises as the agent of Lessee (after compliance with all dispossessory procedures required by applicable law) and without being liable for any claim for trespass or damages therefor, re-key the Premises, remove Lessee's effects therefrom and store the same at Lessee's reasonable expense, without being liable for any damage thereto, and relet the Premises as the agent of Lessee, without advertisement, by private negotiations, for any term Lessor deems proper, at a rental rate which is commercially reasonable under the circumstances, and receive the rent therefor. Upon such reletting, all rentals received by the Lessor from such reletting shall be applied first, to the payment of any sums other than the Base Rent Amount and Additional Rent due hereunder from Lessee to Lessor; secondly, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorneys' fees and the costs of such alterations and repairs as may be necessary relative to such re-letting; third, to the payment of all Base Rent Amount and Additional Rent then due and unpaid under the Lease; and the residue, if any, shall be held by the Lessor and applied in payment of future Base Rent Amount and Additional Rent, as the same may become due and payable hereunder. Lessee shall pay Lessor on demand any deficiency that may arise by reason of such reletting, but Lessee shall not be entitled to any surplus so arising. Lessee shall reimburse Lessor for all costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Lessee and re-letting the Premises;

            (iii) Lessor (to the extent such sum is not reimbursed to Lessor in conjunction with any other payment made by Lessee to Lessor), shall have the right to be immediately repaid by Lessee the amount of all sums expended by Lessor and not repaid by Lessee in connection with preparing or improving the Premises to Lessee's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for re-letting;

            (iv) As agent of Lessee, do whatever Lessee is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any reasonable expenses which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, unless caused by the negligence or willful misconduct of Lessor;

            (v) Lessor may declare the entire amount of all Base Rent Amount and Additional Rent which would have become due and payable during the remainder of the Term of this Lease to be due and payable immediately without notice to Lessee, and thereafter Lessor may terminate this Lease and recover from Lessee, as liquidated damages for all damages Lessor may incur by reason of Lessee's Default, the dollar amount equal to: (a) all amounts due and owing under this Lease prior to such termination, plus (b) the cost of recovering the Premises, plus (c) reasonable attorney's fees and costs, plus (d) a sum which, at the date of such termination, equals the present value [discounted at eight percent (8%) per annum] of: (i) all Base Rent Amount and Additional Rent which would have been due and payable by Lessee hereunder for the remainder of the Term, less (ii) the aggregate reasonable rental value of the Premises for the same period, taking into account the probability of reletting the Premises and any cost, time and other factors necessary to relet the Premises, all of which amounts shall be immediately due and payable. For purposes of making such computation, the parties shall assume that the total dollar amounts of the Operating Expense Change and Additional Rent for each remaining month of the Term shall be equal to one-twelfth of the total amounts of such items for the twelve calendar months immediately preceding the date of the Default, and that the Lessee's proportionate shares of Additional Rent remain unchanged from the date of the Default through the remainder of the Term. If Lessor recovers damages pursuant to the forgoing liquidated damages formula, Lessor shall not be entitled to recover additional damages for the Default under the provisions of any other remedies set forth herein or otherwise available at law or equity; provided, however, that notwithstanding the foregoing, the foregoing limitation of remedies shall not be deemed to impair or limit, and is without prejudice to, Lessors right to enforce Lessee's indemnity obligations pursuant to sections 15(a) and/or (b) of this Lease (other than for any sums specifically included in the foregoing damage computation). Lessor and Lessee agree that the foregoing damages formula constitutes a good faith reasonable estimate of the probable damages to be suffered by Lessor upon the occurrence of a Default, and that it is impossible to estimate more precisely such damages, and that the amount computed pursuant to the foregoing damages formula is not intended as a penalty, but as liquidated damages; and

            (vi) Lessor may exercise any other rights or remedies provided herein, or existing at law or in equity.

      (d) All rights and remedies of Lessor provided in this Lease, or existing at law or in equity, are and shall be cumulative, and the exercise by Lessor of any rights or remedies shall not preclude the exercise by Lessor of any other rights or remedies, whether cumulatively or successively; provided, however, that recovery by Lessor of damages measured by the liquidated damages formula in section 12(c)(v) above shall exclude the right of Lessor to recover any other damages incurred by Lessor by reason of the Default, except as provided in said section 12(c)(v).

      (e) The acceptance by Lessor of any Base Rent Amount or Additional Rent from Lessee with knowledge of any breach or Default of any covenant in this Lease shall not be deemed a waiver of such breach or Default.

      (f) Lessor's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of unlawful detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Lessee's right to possession of the Premises shall not relieve Lessee from Lessee's obligation to pay all sums due hereunder during the balance of the Term, except as herein expressly provided. Lessor may collect and receive any Base Rent Amount, Additional Rent, or other sums due from Lessee, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Lessor, or be held to waive, affect, change, modify or alter the rights or remedies which Lessor has under the terms of this Lease, or at law or in equity.

      (g) In the event Lessor commences any proceedings for nonpayment of Base Rent Amount, Additional Rent or other sums due hereunder, Lessee will not interpose any noncompulsory counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a waiver of the Lessee's right to assert such claims in any separate action or actions brought by the Lessee.

      (h) In the event that the applicable statute of limitations for enforcement of this Lease by Lessor against Lessee for any breach or Default would expire sooner than one year after the Term of this Lease, then Lessee hereby waives such statute of limitations and agrees that it is extended for a period of one year after the Term.

      13. Alterations and Additions Etc.

      (a) As used in this Lease, the term "Utility Installation" shall mean air ducts, power panels, lighting fixtures, space heaters, and all plumbing, electrical, heating, ventilation, and air conditioning systems.

      (b) Lessee shall be entitled to make alterations, improvements, or additions in or upon the Premises only as follows: Lessee shall not, without Lessor's prior written consent (which shall not be unreasonably denied or delayed), make (i) any installations of or changes to Utility Installations in or upon the Premises, or (ii) any other alterations, improvements, or additions in or upon the Premises except for non-structural alterations, improvements or additions not exceeding $10,000 in cumulative costs during the Term of this Lease, the removal of which will not materially damage the Premises (provided that Lessee at its expense removes same and restores the Premises to its prior condition at the termination of the Term). Should Lessee make any alterations, improvements, or additions without the prior written consent of Lessor when required above, Lessor may require that Lessee remove any or all of the same at any time. Regardless of any consent granted by Lessor, if at the time of granting such consent the Lessor notifies Lessee that removal and restoration in respect of the alteration, improvement or addition will be required, then Lessee shall remove, at its expense, any and all of said alterations, improvements, and additions at the termination of the Term, and restore the Premises to its prior condition.

      (c) Lessee shall pay, when due, all claims for labor or materials furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim.

      (d) Unless Lessor requires their removal as set forth in this section, all alterations, improvements, additions and Utility Installations which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the termination of the Term.

      14. Insurance; Waiver of Subrogation; Liability for Damage to Premises.

      (a) Liability Insurance required by Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the Term of this Lease a policy of Commercial General Liability Insurance (or policy with equivalent coverage), with such additional coverages and endorsements as Lessor may reasonably request from time to time, insuring Lessee as the named insured, and Lessor as an additional insured, and in any event carrying the following special endorsements: contractual liability with respect to contractual obligations of the Lessee. Such insurance shall be in an amount not less than One Million Dollars ($1,000,000) CSL (combined single limit) per occurrence, and not less than Three Million Dollars ($3,000,000) in the aggregate.

      (b) Property Insurance on Building, Etc. Lessor shall obtain and keep in force during the Term of this Lease a policy or policies of insurance (collectively, the "Lessor's Hazard Insurance Policy"), naming Lessor as loss payee, covering loss or damage to the Building (including all fixtures of Lessor), in an amount not less than the full replacement value thereof (plus loss of rents coverage), providing protection against all perils of Fire, Lightening, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage

Endorsement, to insure against all risks of direct physical loss ("all risk," as such term is now or hereafter used in the insurance industry), and carrying deductibles that do not exceed $1,000 per occurrence. Lessee acknowledges that the cost of such insurance shall constitute an Operating Expense.

      (c) Property Insurance on Lessee's Property, Etc. At Lessee's expense, Lessee shall obtain and keep in force during the Term of this Lease a business personal property insurance policy (the "Lessee's Hazard Insurance Policy"), naming Lessee as loss payee, covering loss or damage to the Lessee's contents on the Premises (including all fixtures, equipment, inventory, and other property of Lessee located thereon), in an amount not less than the full replacement value thereof, providing protection against all perils of Fire, Lightening, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement, to insure against all risks of direct physical loss ("all risk," as such term is now or hereafter used in the insurance industry).

      (d) Requirements for Insurance Policies The insurance companies issuing all policies shall be reputable and responsible companies in the insurance industry (with a Best Rating of A-X or better), reasonably acceptable to both Lessor and Lessee. Lessor and Lessee shall deliver to each other copies of the policies of insurance required to be obtained by them under this section 14, or certificates evidencing the existence, terms and amounts of such insurance. Each policy shall provide that it shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor and Lessee. Lessor and Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish each other with renewals or "binders" thereof.

      (e) Waiver of Subrogation. Notwithstanding anything to the contrary herein, Lessee and Lessor each hereby release and relieve the other (and it's officers, directors, shareholders, employees, agents, and servants) from, and each hereby waive their entire right of recovery and subrogation against the other (and it's officers, directors, shareholders, employees, agents, and servants) for, any loss or damage to the respective properties of Lessee and Lessor, but only to the extent such loss or damage is covered by (and not within the deductibles of) the insurance provided pursuant to section 14(b) or (c) of this Lease, whether or not due to the negligence, gross negligence, or other conduct of Lessor or Lessee or their respective agents, servants, employees, contractors, guests, invitees, licensees, officers, directors or shareholders. Lessor and Lessee agree that the insurers providing such insurance shall have no rights of subrogation against Lessor or Lessee (or their respective officers, directors, shareholders, employees, agents, or servants) on account of such loss or damage. All policies of insurance required by section 14(b) or (c) of this Lease shall provide that the coverages provided thereby shall not be invalidated by reason of the foregoing waivers and shall contain appropriate waiver of subrogation endorsements by the insurers. In connection therewith, the party responsible for obtaining a particular insurance policy under section 14(b) or
(c) shall give the insurer under the policy actual notice of the waivers of subrogation contained herein. Without limiting any other provision of this Lease, the parties acknowledge that the provisions of this section 14(e) shall specifically survive any termination of this Lease.

      (f) Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve either party of any liability which the other party may have under law or the provisions of this Lease in connection with any damage to the Premises, the Building, the Common Areas, or any personal property.

      15. Indemnification by Lessee. Subject to the particular losses and damages released by Lessor in section 14(e) hereof, Lessee agrees that from and after the date hereof, it shall indemnify, hold harmless, and defend Lessor (and its officers, directors, shareholders, agents, servants, and employees) from and against, any losses, claims, demands, damages, suits, liabilities, costs or expenses (including without limitation costs of investigation, remediation costs, reasonable attorneys fees, and court costs) arising from, relating to, or consisting of damages to the Common Areas, the Building, or the land on which it is situated, caused by any act or any negligence of Lessee, its agents, servants, employees, contractors, guests, invitees, or licensees.

The foregoing duties of the Lessee shall apply regardless of any actual or alleged negligence of Lessor (or its officers, directors, shareholders, agents, servants, employees, contractors, guests, invitees, or licensees). Without limiting any other provision of this Lease, the parties acknowledge that the provisions of this section shall specifically survive any termination of this Lease. The provisions of this section shall be in addition to all other remedies now or hereafter available to Lessor at law or in equity.

      16. Waiver of Certain Claims by Lessee

      (a) Except for damages or losses caused by the gross negligence or willful misconduct of Lessor, Lessee hereby waives and releases Lessor from all liability arising from any loss of or damage to any personal property of Lessee, its agents, servants, employees, contractors, guests, invitees, and licensees, in or on the Premises or the Building, including loss or damage arising from:
(i) any act, including theft, or any failure to act, of any other persons; (ii) the leaking of the roof, (iii) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes, or heating, cooling, electrical, or plumbing fixtures; (iv) short-circuiting or malfunction of electrical wires or fixtures, including any security or protective systems; or (v) the failure of the heating or air-conditioning systems. Lessor shall also not be liable for the interruption or loss to Lessee's business arising from any of the above-described acts or causes. Lessee specifically agrees to save Lessor harmless for losses and damages in all of the foregoing cases.

      17. Subordination.

      (a) Lessee accepts this Lease subject and subordinate to the lien of any and all Mortgages (which term "Mortgages" shall include all mortgages, deeds of trust, similar security instruments, and other liens of record) which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Premises is a part, or Lessor's leasehold interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof, and all zoning ordinances and governmental ordinances, easements and other restrictions of record. In confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute any appropriate certificate or other document with respect thereto. Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's attorney-in-fact to execute any such certificate or other document for or on behalf of Lessee if Lessee does not execute said certificate or document within five (5) days after receipt thereof.

      (b) Lessee agrees that in the event any proceedings are brought for the foreclosure of any such Mortgage, Lessee shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser. Lessee shall also recognize such purchaser as the Lessor under this Lease and shall exercise such purchaser's standard attornment agreement if requested to do so by Lessor or such purchaser. Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

      (c) If the Building, the Premises or any part respectively thereof is at any time subject to a Mortgage and this Lease or the rents are assigned to the mortgagee, trustee or beneficiary thereof (each being referred to herein as a "Mortgagee"), and Lessee is given written notice thereof, including the post office address of such assignee, then Lessee may not terminate this Lease for any Default on the part of Lessor without first giving written notice by certified or registered mail, return receipt requested, to such assignee, Attention: Mortgage Loan Department. The notice shall specify the Default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Lessor.

      18. Assignment and Subletting; Recourse. Lessee will not assign or sublet all or part of this Lease (except to a parent, subsidiary, or affiliate corporation or entity of Lessee, which directly or indirectly owns, is owned by, or is under common ownership with, Lessee), without the written consent of Lessor, which consent shall not be unreasonably withheld. No such assignment shall operate to relieve the Lessee from any of its obligations under this Lease. Lessor is entitled, at any time, without the consent of Lessee, to assign any or all of its interest in this Lease to any person or entity. In the event Lessee shall recover a money judgement against Lessor, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgement against the right, title and interest of Lessor in the Building as the same may then be constituted and encumbered, and Lessor shall not be liable for any deficiency. In no event shall Lessee have the right to levy against any property of Lessor other than Lessor's interest in the Building.

      19. Waiver. Any waiver of any rights hereunder must be in writing and signed by the party whose rights are waived thereby. No waiver granted on any one occasion shall be deemed to constitute a waiver with respect to any other occasions.

      20. Benefit. This Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

      21. Integration Clause; Modifications. This Lease and its exhibits and any schedules hereto constitute the entire agreement between Lessor and Lessee relating to the lease of the Premises which commences on the first day of the Term hereof, and this instrument may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

      22. Gender and Number. The use of any gender word herein shall be deemed to include all other genders, and the use of any singular word shall be deemed to include the plural, and vice versa, whenever the context plainly requires.

      23. Notices and Addresses. All notices, offers, acceptances, waivers, and other communications under this Lease shall be in writing, and shall be deemed to have been both given and received when delivered to the party in person or, if mailed, on the third day after it is deposited in the U.S. Mails addressed to the party at the following address, by certified mail, postage prepaid, with return receipt requested, or, if sent via a reputable overnight courier service for overnight delivery, on the next business day following the day on which it is deposited with such service addressed to the party at the following address:

               (i)    If to Lessor:

                      J & N Realty Company, Inc.
                      1121 Alderman Drive
                      Suite 200
                      Alpharetta, Georgia 30005

               (ii)   If to Lessee:

                      Elastic Networks, Inc.
                      6120 Windward Parkway
                      Suite 100
                      Alpharetta, Georgia 3005
                      Attn: Pat Romeo

or to such other address as any party, by notice to the other, may designate from time to time. All rental payments and other payments by Lessee to Lessor under this Lease shall be made by Lessee to Lessor at the above-listed address of Lessor (or to such other person or address as Lessor may direct from time to time by written notice to Lessee), and shall not be deemed to have been paid or received until delivered to the Lessor (or such designee) in person, or, if mailed, when physically delivered by the U.S. Mail to such address.

      24. Counterparts. This Lease may be executed in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      25. Severability. If any provision of this Lease or the application thereof to any person or circumstance is to any extent held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of the Lease shall be valid and enforced to the fullest extent permitted by law.

      26. [This Section Not Utilized.]

      27. Law. This Lease shall be governed by and construed in accordance with the internal substantive laws of the State of Georgia, without reference to principles of conflicts of laws.

      28. Attorneys' Fees. In addition to any other rights to attorneys fees and costs, in the event either party breaches any of the provisions contained in this Lease, and the other party prevails in any legal proceeding against the breaching party to enforce this Lease, then such prevailing party shall be entitled to recover all court costs and reasonable attorneys' fees from the breaching party.

      29. Recording. Neither party shall record this Lease without the prior written consent of the other. However, either party may, at any time, elect to record a memorandum of this Lease, which sets forth any terms hereof except the amount of rents payable hereunder, and upon request, the other party shall duly execute and acknowledge such a memorandum.

      30. Further Assurances. Lessor and Lessee each agree that upon request by the other from time to time, they shall each execute and deliver such other documents and instruments, and perform such other acts and deeds, as may be necessary, helpful or incidental to carry out or further confirm the terms hereof or the intents and purposes hereof.

      31. Estoppel Certificates. Lessee agrees, upon not less than five (5) days prior written notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which rent and other charges hereunder have been paid by Lessee,
(iii) stating whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Lessee may have knowledge, and (iv) agreeing not to pay Base Rent Amount or Additional Rent more than thirty (30) days in advance or to amend the

Lease without the consent of any Mortgagee having an interest in the Building. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any Mortgagee or prospective Mortgagee of the Building or of Lessor's interest, or any prospective assignee of any Mortgage.

      32. Opinion to Renew. Lessee shall have the option to renew this Lease for one additional consecutive renewal term of nine (9) months (the "renewal term") commencing immediately after the expiration of the Original Term, upon the same terms and conditions as set forth herein (provided, however, that the Base Rent Amount for the renewal term shall automatically be equal to 102% times the Base Rent Amount in effect for the last month of the Original Term). In order to exercise the Option to Renew, Lessee must give a written notice of exercise to Lessor not less than six (6) months prior to the expiration of the Original Term.

      33. Broker. Lessor and Lessee represent and warrant to each other that they have not been in contact with any broker in regard to this Lease; except that (i) Lessee has employed The Windsor Realty Group as its broker; and (ii) Lessor has employed Bullock, Terrell & Mannelly, Inc. as its broker. Lessor shall promptly pay any commissions owed by them to the respective brokers. Tenant represents and warrants to Landlord that it nor its officers or agents nor anyone acting on their behalf has dealt with any real estate broker other than The Windsor Realty Group LLC who represented the Tenant in the negotiating or making of this Amendment, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders, and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claims or claims of any other broker or brokers claiming to have interested Tenant in the building or Premises or claiming to have caused Tenant to enter into this amendment.

      34. Additional Provisions by Addendum. The provisions of this Lease also include the terms and conditions set forth on Addendum No. 1 attached hereto, which is incorporated herein by reference.

      35. Waiver of Jury Trial. LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST TUE OTHER ON OR WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LESSOR                                           LESSEE

J & N Realty Company, Inc.                       Elastic Networks, Inc.

By: /s/ Joseph J. Jillson                        By: /s/ Kevin Elop
   ------------------------                         ---------------------------

Name: Joseph J. Jillson                          Name:  Kevin Elop
     ----------------------                           -------------------------

Title:President                                  Title: Secretary & Treasurer
      ---------------------                            ------------------------

Date: 8/10/99                                    Date: Aug. 6, 1999
     ----------------------                           -------------------------

      Addendum No. 1 to Lease Agreement dated August 6, 1999 (the "Lease")
                 between J & N Realty Company, Inc. ("Lessor"),
                      and Elastic Networks, Inc. ("Lessee")

     As an integral part of the Lease, the parties further agree as follows:

      1. New Security System, Partition Walls, Etc. The parties agree that for so long as the Unencumbered Space is not leased to a third party tenant, Lessee shall use (and be provided all access codes for) the security system currently installed for the first floor of the Building, consisting of a keypad access panel at the front entrance (the "Existing Security System"). However, if Lessor leases any of the Unencumbered Space to any third party tenant, then at the time such third party tenant takes possession of its lease space, the following terms and conditions shall apply:

      (a) Prior to occupancy by the third party tenant of its lease space, Lessor shall, at its expense, construct privacy walls and privacy doorways at the particular parts of the Premises respectively marked on Exhibit "A" hereto, in order to physically partition the Premises from the Common Areas and Unencumbered Space. Such doorways shall be for the sole use and access of Lessee and Lessor, and shall not be available for access by third party tenants.

      (b) All third party tenants shall be entitled to use (and shall be provided all access codes for) the Existing Security System, in order to provide security to their respective lease spaces.

      (c) Lessee shall be entitled, at its expense, to install its own separate security system (the "New Security System"), to restrict access to its Premises, but only upon the following terms and conditions:

            (i)Lessee shall furnish to Lessor, at least ten (10) days prior to installation, a written description of the New Security System, including a reasonable description of all major electrical requirements and components for its installation and use.

            (ii) the New Security System shall not adversely affect any Utility Installation in the Building, and shall not affect or restrict the access, use, occupancy, or enjoyment by the Lessor or any third party tenant of any areas outside of the Premises. Lessee shall give Lessor at least three
      (3) days prior written notice of any installation work or material repair work with respect to the New Security System, and Lessor shall be entitled, at its option, to cause an agent or representative of Lessor to observe all such installation and repair work in order to assure compliance with this Lease.

            (iii) Upon the installation of the New Security System, Lessee shall immediately provide Lessor in writing with copies of all procedures (and all access codes) required to operate the New Security System and gain entry into all parts of the Premises, in order to enable Lessor to enter upon the Premises in accordance with the other terms and provisions of this Lease. Lessee shall not make any changes or alterations in such procedures or access codes, unless it provides at least three (3) days prior written notice to Lessor of such changes or alterations.

            (iv) At the termination of the Term of this Lease, Lessee shall, at its expense, remove the New Security System and restore the Premises to its prior condition (unless Lessor waives such requirement in writing, in which case Lessor shall automatically succeed to ownership of the New Security System).

      2. Thermal Unit. As used herein, the term "Thermal Unit" means a free-standing piece of testing equipment (into which manufactured components may be placed in order to subject them to hot or cold temperature changes for evaluation purposes) of the same make and model as the thermal unit previously inspected by Lessor at Lessee's current place of business. The parties agree that Lessee shall be entitled to install a Thermal Unit in the Premises, upon the following terms and conditions:


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

      (a) The Thermal Unit may only be installed at Lessee's expense, on or after January 1, 2000, in the portion of the Premises consisting of the warehouse area. The Thermal Unit shall not preclude Lessor from obtaining (or increase the cost of) Lessor's Hazard Insurance Policy.

      (b) When installing the Thermal Unit, Lessee shall not install or alter any Utility Installations without the prior written consent of Lessor (which shall not be unreasonably denied or delayed).

      (c) At the termination of the Term of this Lease, Lessee shall at its expense remove all alterations and installations made by Lessee at the Premises in connection with the Thermal Unit, as well as the Thermal Unit itself, and restore the Premises to its prior condition.

      (d) Lessee understands that the Thermal Unit will be located directly below office space leased to third parties on the second floor of the Building, and that use or operation of the Thermal Unit during the hours of 5:00 a.m. through 5:00 p.m. (Eastern Time) on Mondays through Saturdays ("Restricted Hours") may create noise levels which disturb the quiet enjoyment of such third party tenants. Accordingly, Lessee expressly agrees that if any third party tenant complains to Lessor with respect to such noise, or Lessor determines in good faith that such noise creates the potential for tenant problems or adversely impairs the lease value of any portion of the Building, then upon written notice by Lessor to Lessee, Lessee agrees that it shall only operate the Thermal Unit during hours of the day which are not Restricted Hours.

      (e) Lessee warrants to Lessor that Lessee's use and operation of the Thermal Unit will not consume electricity in an amount which is substantially in excess of ordinary office equipment. In the event that Lessor determines in its reasonable judgment (including without limitation by comparison of monthly electric bills for the Building, for monthly periods before and after the installation and use of the Thermal Unit, pro-rated for the area comprising the Premises) that the Thermal Unit is or may be consuming excessive amounts of electricity, then Lessor shall be entitled, at its option, to require Lessee to do the following:

            (i) install at Lessee's expense a separate electronic gauge to measure the electricity consumption of the Thermal Unit itself, and permit Lessor to read such gauge on a monthly basis, and pay Lessor for the electricity consumed by the Thermal Unit at the same rates charged by the local electric company, within five days of the presentation of an invoice by Lessor for such electricity; or

            (ii) install at Lessee's expense a separate electric line and meter from the local electric company, in the name of Lessee, pursuant to which Lessee shall be billed by the electric company for, and Lessee shall promptly pay for, all electricity consumed by the Thermal Unit during the Term of the Lease.

      3. Access to Warehouse Area Prior to January 1 2000. Lessee acknowledges that the warehouse area on the first floor of the Building will not constitute part of the Premises until January 1, 2000. For purposes of compliance with fire safety laws, however, Lessee acknowledges that Lessor is required to provide on the interior of the current Premises an exit door into the warehouse area, to permit occupants to exit the Building in the event of a fire or other emergency by passing through the warehouse area and then through an exterior doorway. Accordingly, Lessee agrees that until such time as the warehouse area becomes part of the Premises on January 1, 2000, Lessee (its agents, servants, employees, contractors, guests, invitees, and licensees) shall not enter into or pass through the warehouse area except (i) for purposes of evacuating the building in the event of an actual or threatened fire or other emergency, or
(ii) during the hours of 8:00 A.M. to 5:00 P.M. (except for New Years Day, Memorial Day (on the date federally observed), July Fourth, Labor Day, Thanksgiving Day, and Christmas Day), for the purpose of moving Lessee's furniture, equipment, or supplies from the exterior of the Building into or out of the Premises. For purposes of the foregoing uses by Lessee, the warehouse area shall be considered part of the "Common Areas" under this Lease until January 1, 2000. It is expressly understood that Lessee shall not leave or store any property in the warehouse area prior to January 1, 2000.

      4. Right of First Refusal. Provided that Lessee is not in Default of this Lease, Lessor grants to Lessee a right of first refusal during the Term of this Lease, with respect to the Unencumbered Space, on the following terms and conditions (the "Right of Refusal"):

      (a) In the event Lessor desires to lease any of the Unencumbered Space to a particular third party tenant, then Lessor shall first deliver to Lessee, in writing, a lease proposal which sets forth the rental rate, escalation provisions, term, tenant improvement provisions, commencement date, and lease space description of the proposed lease, initialed by the prospective third party tenant (the "Lease Proposal"). If Lessee desires to exercise its Right of Refusal for the space covered by the Lease Proposal, then Lessee must deliver to Lessor, within five days after receipt of the Lease Proposal, a written notice exercising the Right of Refusal. Upon such exercise, Lessee shall automatically be obligated to lease from Lessor, beginning on such commencement date and extending through the remaining Term of this Lease, the particular space covered by the Lease Proposal, upon the same terms as are set forth in the Lease Proposal (with all other terms and conditions of such lease by Lessee to be substantially the same as contained in this Lease), and Lessee shall thereafter promptly execute and deliver to Lessor, at Lessor's option, either an Amendment to this Lease to govern the demising of such additional space to Lessee, or a separate lease agreement to govern the demising of such additional space to Lessee. If Lessee fails to exercise its Right of Refusal as set forth above, then provided that Lessor enters into a lease agreement with the proposed third party tenant upon substantially the same terms as were set forth in the Lease Proposal, then the particular space covered by the Lease Proposal shall thereafter be forever free of the Right of Refusal in all respects. Upon the leasing by Lessee of the additional space, the cost of erecting any additional privacy walls or privacy doorways, or making any changes in the security systems, shall be at the expense of Lessee.

      (b) Notwithstanding the foregoing, if the particular space set forth in any Lease Proposal consists of 70% or more of the original Unencumbered Space, and Lessee exercises its Right of Refusal, then Lessee shall be obligated to lease from Lessor all of the Unencumbered Space, on the terms and conditions described in (a) above.

      5. Option on Unencumbered Space. Subject to the rights of Lessor under the Right of Refusal, and provided that Lessee is not in Default under this Lease, Lessor grants to Lessee an option to lease all (but not less than all) of the Unencumbered Space, on the following terms and conditions (the "Option"):

      (a) In order to exercise the Option, Lessee must deliver to Lessor, within one year after September 1, 1999, and prior to the delivery to Lessee of any Lease Proposal arising under the Right of Refusal, a written notice which states that Lessee is exercising the Option and which sets forth the date on which Lessee desires for such lease to commence (which commencement date shall be not less than thirty (30) days and not more than sixty (60) days after the date of delivery of the written notice).

      (b) Upon a valid exercise of the Option, Lessee shall automatically be entitled to lease from Lessor, beginning on such commencement date and extending for the remaining Term of this Lease, all but not less than all of the Unencumbered Space, upon the same terms and conditions, and for the same rental rates per square foot, as provided in this Lease with respect to the Premises, and Lessee shall thereafter promptly execute and deliver to Lessor, an Amendment to this Lease to govern the demising of the Unencumbered Space to Lessee, and to recognize that the Unencumbered Space has become part of the Premises. Upon the leasing by Lessee of the Unencumbered Space, the costs of erecting any additional privacy walls or privacy doorways, or making any changes in the security systems, shall be at the expense of Lessee.

Lessor's Initials:                            Lessee's Initials:


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

                                   EXHIBIT "A"

                                    PREMISES

                      [Floor Plan of 1121 Alderman Drive]

                                      1121
                                 ALDERMAN DRIVE

                         7,500 RSF Sept 1- Dec 31, 1999
                        10,000 RSF Starting Jan 1, 2000